UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 26, 2014

OCULUS INNOVATIVE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33216	68-0423298
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1129 N. McDowell Blvd, Petaluma, CA	94954
(Address of principal executive offices)	(Zip Code)

(707) 283-0550

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

Effective March 26, 2014, Hojabr Alimi and Richard Conley each tendered his resignation as a member of our Board of Directors and his respective committee appointments. We would like to express our gratitude to Messrs. Alimi and Conley for their valuable contributions to our Company and years of service, and a particular appreciation and thank you to Mr. Alimi who founded our Company. We wish them every success in their future endeavors.

Appointment of New Director

On March 26, 2014, our Board of Directors appointed Sharon Barbari as a director of our Company. Ms. Barbari was also appointed as chairperson of our Audit Committee, and as a member of our Nominating and Corporate Governance Committee.

There are no arrangements or understandings between Ms. Barbari and any other persons pursuant to which Ms. Barbari was appointed to serve on the Board, nor were there any transactions or proposed transactions involving Ms. Barbari as a participant as required to be disclosed by Item 404(a) of Regulation S-K.

Ms. Barbari has served as Executive Vice President - Finance and Chief Financial Officer, of Cytokinetics Inc. since July 2009. She served as Senior Vice President of Finance and Chief Financial Officer from September 2004 through June 2009. From September 2002 to August 2004, Ms. Barbari served as Chief Financial Officer and Senior Vice President of Finance and Administration of InterMune, Inc., a biopharmaceutical company. From January 1998 to June 2002, she served at Gilead Sciences, Inc., a biopharmaceutical company, and held several positions of increasing responsibility including most recently as its Vice President and Chief Financial Officer. From 1996 to 1998, Ms. Barbari served as Vice President, Strategic Planning at Foote, Cone & Belding Healthcare in San Francisco, an international advertising and marketing firm. From 1972 to 1995, she was employed by Syntex Corporation where she held various management positions in corporate finance, financial planning, marketing and commercial planning. Ms. Barbari received a B.S. in accounting from San Jose State University.

Pursuant to our non-employee director compensation plan adopted by our Board on March 26, 2014, as a non-employee director of our Company, Ms. Barbari will receive an annual retainer of $32,000. Ms. Barbari will also receive an additional $10,000 annually as chairperson of our Audit Committee, and an additional $2,000 as a non-chairperson member of our Nominating and Corporate Governance Committee. Except for the retainer for the Audit Committee, Ms. Barbari may elect to receive stock or stock options in lieu of cash. We also will reimburse Ms. Barbari for reasonable expenses in connection with attendance at Board of Directors and committee meetings.

In conjunction with her appointment to our Board, on March 26, 2014, Ms. Barbari was automatically granted an initial option to purchase 50,000 post-split shares upon first becoming a member of our Board. The options will vest and become exercisable over three years from the date of grant, with the first one-third of the shares vesting on the first anniversary of the date of grant and the remainder vesting quarterly thereafter.

Indemnification and Director Agreements

In connection with her appointment as a director of our Board, we also entered into an indemnification agreement and a director agreement with Ms. Barbari. The indemnification agreement sets forth the circumstances and procedures pursuant to which we agree, by contract, to indemnify our directors and certain of our officers against claims and losses arising from their services as directors and officers. The agreement is substantially identical to the form of indemnification agreement filed as Exhibit 10.1 to our Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007. The director agreement sets forth the general duties of a director, including terms regarding confidentiality and competing activities. The agreement is substantially identical to the form of the director agreement filed as Exhibit 10.20 to our Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007.

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Item 8.01	Other Events.

Restructuring of Board Committees and Appointment of Lead Independent Director

The independent members of our Board have appointed Jerry McLaughlin to serve as lead independent director of our Board of Directors, effective March 26, 2014. Mr. McLaughlin has served as a member of our Board of Directors since March 2013. The Board of Directors has determined that the creation of a lead independent director best supports the needs and circumstances of our Company, the Board and our stockholders. Namely, we believe the position will assist the Board in carrying out its primary duties, which are to monitor and challenge Company management to create long term value on behalf of stockholders.

The Board also approved new committee assignments for the other members of the Board. Under the new committee structure, the Board now has three committees: Audit, Compensation, and Nominating and Corporate Governance. The Audit Committee members are Sharon Barbari (chairperson), Jay Birnbaum, and Russ Harrison. The Compensation Committee members are Russ Harrison and Jerry McLaughlin (chairperson). The Nominating and Corporate Governance Committee members are Sharon Barbari and Russ Harrison (chairperson).

Adoption of Non-Employee Director Compensation Program

On March 26, 2014, the Board adopted a new Non-Employee Director Compensation Program. For purposes of the Non-Employee Director Compensation Program, a “non-employee director” is any director of the Company that is not also an employee of the Company or any of its subsidiaries. Directors who are employees of the Company or any of its subsidiaries will not be entitled to compensation as a director.

Cash Compensation

Annual Retainers:

Board member	$32,500
Lead Independent Director	$15,000
Chair of the Audit Committee	$10,000
Chair of the Compensation Committee	$5,000
Chair of the Nominating and Corporate Governance Committee	$5,000
Audit Committee member (other than Chair)	$7,500
Compensation Committee Member (other than the Chair)	$2,000
Nominating and Corporate Governance Committee Member (other than the Chair)	$2,000

Payment Terms:

•	All fees will be paid in arrears in equal quarterly installments no later than the 60th day following the last date of the applicable quarter.

•	All fees, except for Audit Committee fees, can be paid in one of three ways at the director’s election: (1) in cash; (2) in options, with the exercise price set on the last business day of each fiscal quarter, and such options will vest quarterly from the date of grant; or (3) as a stock grant with a 15% premium as tax gross up. The number of options will be determined by using the Black Scholes model as a guideline to determine a percentage of the stock price for different stock price ranges. The value of stock grant will be set on the last business day of each fiscal quarter. The actual number of shares underlying the stock grant will be determined by dividing the grant date fair value of the award by the closing price of the Company’s stock on the Nasdaq Capital Market (the “Trading Market”) on the date of grant.

•	Audit Committee fees will be paid in cash only, with no option for equity compensation in lieu of cash.

•	Fees will be prorated for partial years of service, with partial months of service credited as full months.

Expenses

Non-employee directors will be reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or any of its committees that are conducted in person.

Equity Compensation

In addition to receiving cash compensation, under the Non-Employee Director Compensation Program and Stock Ownership Guidelines each non-employee director will, upon his or her election or appointment to the Board and upon each subsequent re-election to the Board receive the following equity compensation:

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New Appointment/Initial Grant

Each newly elected or appointed non-employee director will receive an initial grant of an option to purchase 50,000 shares of common stock upon election to the Board of Directors vesting with respect to 16,667 shares after the conclusion of the first year and the remainder vesting in equal quarterly increments over a period of two years.

Annual Grant

Each non-employee director will receive an annual grant of an option to purchase 15,000 shares of common stock on the first business day of the month following the Company’s Annual Meeting of Stockholders, provided that no annual grant shall be granted to any non-employee director in the same calendar year that such person received his or her initial grant. The annual grant will vest in equal quarterly increments over a period of one year.

Other Terms

•	Grants of equity awards made under this Non-Employee Director Compensation Program shall be made under the Company’s stock incentive plan that is in effect from time to time.

•	Each director shall have twelve months to exercise his or her options following termination of Board service for any reason.

•	Grants may also be made to non-employee directors on a discretionary basis, subject to compliance with the Company’s corporate governance codes and policies.

Item 9.01	Financial Statements and Exhibits.

10.1	Form of Indemnification Agreement between Oculus Innovative Sciences, Inc. and its officers and directors (included as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007, and incorporated herein by reference).

10.2	Form of Director Agreement (included as Exhibit 10.20 to the Company’s Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007, and incorporated herein by reference).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCULUS INNOVATIVE SCIENCES, INC.

Date: April 1, 2014	By:	/s/ Robert Miller
Robert Miller
Chief Financial Officer

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